Exhibit 99.1

Inogen Strengthens Leadership Team with Appointment of New General Counsel and Executive Vice President, Business Development

GOLETA, Calif., July 3, 2024 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Kevin P. Smith as General Counsel and Executive Vice President, Business Development, effective July 22, 2024. Mr. Smith joins Inogen from Sirtex Medical, where he served as General Counsel and Executive Vice President, Business Development, since 2018.

Mr. Smith brings nearly thirty years of experience to the Company. Prior to joining Sirtex, Kevin served as vice president and associate general counsel at Flexion Therapeutics, focusing on securities requirements, business development, and intellectual property. Previously, he was general counsel for the Danaher Life Sciences Platform. He has also held senior legal leadership positions within Novartis Pharmaceuticals. Before moving in-house, Mr. Smith worked for multinational law firms in New York, Silicon Valley, and London.

Kevin Smith, President and Chief Executive Officer of Inogen said, “Kevin will be an invaluable addition to our leadership team at Inogen. His extensive experience in the medical device and securities field will play an important role in strengthening our legal team and ensuring Inogen remains an organization based on integrity and compliance.”

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced changes to management; statements concerning or implying Inogen’s future financial performance; the ability of management personnel to contribute to the execution of Inogen’s strategic plans and goals. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to its announced management and organizational changes, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; risks associated with international operations; and the possibility that Inogen will not realize anticipated revenue from recent or future technology acquisitions or that expenses and costs related thereto will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2023, its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2024 and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Contact

ir@inogen.net